                                                                    EXHIBIT 10.1


                                    AGREEMENT


         This Agreement (the "Agreement") is dated as of January 22, 1999 (the "Agreement Effective Date") and is made and entered into by and among First Union National Bank, successor by merger to First Fidelity Bank, N.A. (the "Bank"), ECC International Corp., a Delaware corporation ("ECCI"), ECC Simulation Limited, a company incorporated under the laws of England and Wales ("Simulation"), ECC International, Inc., a U.S. Virgin Islands corporation ("ECC, Inc.") and Educational Computer Corporation International, a Delaware corporation ("E Computer"). ECCI and Simulation are referred to collectively herein as the "Borrowers." ECCI, Simulation, ECC, Inc. and E Computer are sometimes collectively referred to as the "ECC Group" and, when used herein, the term "ECC Group" shall mean the members of the ECC Group collectively, jointly and severally, each of them, any of them, and/or all of them. In their respective capacities as guarantors of the Obligations (hereafter defined), ECCI, Simulation, ECC, Inc. and E Computer are referred to collectively herein as the "Guarantors" or individually as a "Guarantor."


                                   BACKGROUND

         A. Pursuant to various loan agreements and documents, including that certain Term Loan and Revolving Credit Agreement dated as of September 20, 1994, the Bank has extended a term loan and revolving credit loan to ECCI.

         B. Pursuant to various loan agreements and documents, including that certain Revolving Credit Agreement dated as of September 20, 1994, the Bank has extended a revolving credit loan to Simulation.

         C. The ECC Group and the Bank are parties to that certain Forbearance Agreement and Amendment dated as of October 8, 1998, as amended by a letter agreement dated January 12, 1999 (as amended, the "Forbearance Agreement"). All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Forbearance Agreement and/or the Existing Loan Documents (as defined in the Forbearance Agreement). Pursuant to the Forbearance Agreement, the Bank agreed to forbear from exercising its rights and remedies under the Existing Loan Documents until no later than January 22, 1999, notwithstanding the Existing Events of Default.

         D. The ECC Group has requested that the Bank extend the Expiration Date under each of the Existing Loan Documents to the earlier to occur of: (i) October 12, 1999, or (ii) the occurrence of an Event of Default (other than the Existing Events of Default) under the Forbearance Agreement. The Bank has agreed to these requests upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, incorporating the Background herein, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Bank and the ECC Group agree as follows:


                           ARTICLE I - ACKNOWLEDGMENTS

         1.1 ACKNOWLEDGMENT OF EXISTING EVENTS OF DEFAULT; EXISTING LOAN DOCUMENTS; WAIVER OF DEFENSES. The ECC Group acknowledges that: (a) the Existing Events of Default enumerated in the Background Section of the Forbearance Agreement continue to exist; (b) the Existing Events of Default are material in nature; and (c) the Existing Loan Documents are valid and enforceable against the ECC Group in every respect, and all of the terms and conditions thereof are binding upon the ECC Group. The ECC Group further acknowledges and agrees that, as a result of the Existing Events of Default, and but for the Forbearance Agreement and this Agreement, the Bank would be entitled immediately, and without further notice or declaration to the ECC Group or anyone else, to accelerate the Obligations and to exercise its rights and remedies under the Existing Loan Documents or otherwise. To the extent that any of the Existing Loan Documents require notification by the Bank to the ECC Group of the existence of a default and an opportunity for the ECC Group to cure such a default, such notice and period for cure have been properly given by the Bank or are hereby waived by the ECC Group. To the extent that the ECC Group has any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Bank, such defenses, setoffs, claims, or counterclaims are hereby waived.

         1.2 ACKNOWLEDGMENT OF CURRENT OUTSTANDING OBLIGATIONS. As of the date hereof, the ECC Group is indebted to the Bank in an aggregate amount equal to the principal sum (including outstanding letters of credit) of $8,754,192.80, plus (pound)300,000, plus accrued but unpaid interest, plus the Bank's costs and expenses associated with the Existing Credit Facilities, including, without limitation, the Bank's attorneys' fees incurred in the negotiation and preparation of this Agreement and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), all without offset, counterclaims or defenses of any kind.

         1.3 ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTOR OBLIGATIONS. As of the date hereof, the Guarantors are jointly and severally liable to the Bank for the Obligations pursuant to their respective guaranties executed prior to the date hereof (collectively, the "Guaranties").

         1.4 ACKNOWLEDGMENT OF LIENS AND PRIORITY. Pursuant to the Existing Loan Documents, the Bank holds first priority, perfected security interests in, liens upon and charges against all of the ECC Group's assets, wherever located, now owned or hereafter acquired, and as more specifically described in the Existing Loan Documents. Such security interests, liens and charges secure all of the Obligations including, without limitation, all amounts owed under the Existing Loan Documents.

         1.5 REAFFIRMATION OF SECURITY INTERESTS; CROSS-COLLATERALIZATION. All of the assets of the ECC Group pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Bank pursuant to the Existing Loan Documents including, without limitation, all real property, all accounts receivable, inventory, equipment, general intangibles, contracts, contract rights, instruments, letters of credit, deposits, documents of title, and proceeds constitute security for all of the Obligations. The ECC Group hereby grants to the Bank and reaffirms its prior conveyance to the Bank of a continuing security interest in, lien on and charge against all of the collateral described herein as well as a security interest in, lien on and charge against any and all funds and/or monies contained in accounts located at the Bank or at any of the Bank's subsidiaries or affiliates. The ECC Group agrees to execute and deliver to the Bank such additional documentation deemed necessary or appropriate by the Bank, in its sole and absolute discretion, to achieve the purpose of this Section of this Agreement.

         1.6 REAFFIRMATION OF GUARANTY. In consideration of the undertakings of the Bank pursuant to this Agreement, the Guarantors hereby reaffirm their respective Guaranties and all of their respective obligations to the Bank thereunder. The Guarantors further agree that any and all warrants to confess judgment contained in their respective guaranties are valid and fully enforceable against them. Each of the Guarantors hereby consents to the execution and delivery by the ECC Group of this Agreement and all other documents and instruments to be executed pursuant to or in connection herewith. Each Guarantor waives any right it may have to contest the validity or enforceability of its guaranties by virtue of the ECC Group's execution of this Agreement and the other documents entered into or delivered pursuant to or in connection herewith.


                    ARTICLE II - WAIVER OF EXISTING DEFAULTS

         Notwithstanding anything to the contrary contained in the Existing Loan Documents or the Forbearance Agreement, the Bank hereby waives the Existing Events of Default and agrees that the Expiration Date, as defined in each of the Existing Loan Documents, shall be extended until October 12, 1999; provided, however, that all terms and conditions contained in the Forbearance Agreement and this Agreement shall be deemed additional terms and conditions of the Existing Loan Documents and, additional covenants by the ECC Group under the Existing Loan Documents.


               ARTICLE III - AMENDMENTS TO EXISTING LOAN DOCUMENTS

         3.1 MAXIMUM PRINCIPAL AMOUNT OF ECC REVOLVING CREDIT FACILITY. As of the Agreement Effective Date, and notwithstanding Section A.2.b. or any other provision of the Existing ECCI Loan Agreement or any provision of the Forbearance Agreement to the contrary, the maximum aggregate principal amount of advances, including the face amount of Letters of Credit (as defined in the Existing ECCI Loan Agreement), to be outstanding at any time under the ECCI Revolving Credit Facility (the "Maximum Principal Amount") shall be an amount which is not greater than $6,000,000. The maximum aggregate principal amount outstanding under both the ECCI Credit Facilities and the Simulation Revolving Credit Facility shall not exceed $8,754,192.80, plus (pound)300,000. No further advances shall be made available after the Agreement Effective Date. All payments and other amounts received by the Bank after the Agreement Effective Date shall be applied by the Bank, in the sole and absolute discretion of the Bank, to permanently reduce the Obligations.

         3.2 MAXIMUM PRINCIPAL AMOUNT OF SIMULATION REVOLVING CREDIT FACILITY. As of the Agreement Effective Date, and notwithstanding Section A.1.b. or any other provision of the Existing Simulation Loan Agreement or the Forbearance Agreement to the contrary, the Maximum Principal Amount (as defined in the Simulation Credit Agreement) of advances, including the face amount of letters of credit, to be outstanding at any time under the Simulation Revolver shall be an amount which is not greater than $2,754,192.80, plus (pound)300,000. The maximum principal amount outstanding under both the ECCI Credit Facilities and the Simulation Revolving Credit Facility shall not exceed $8,754,192.80, plus (pound)300,000. No further advances shall be made available after the Agreement Effective Date. All payments and other amounts received by the Bank after the Agreement Effective Date shall be applied by the Bank, in the sole and absolute discretion of the Bank, to permanently reduce the Obligations.

         3.3 NON-DEFAULT INTEREST RATE. As of the Agreement Effective Date, and notwithstanding any other provision of the Existing ECCI Loan Agreement (including, without limitation, section A.1.c., A.2.c., and D.2. thereof), the Existing Simulation Loan Agreement (including, without limitation, section A.1.c., and D.2. thereof), the other Existing Loan Documents or the Forbearance Agreement to the contrary, all Loans shall be converted to and/or remain Base Rate Loans and, prior to the occurrence of an Event of Default (as defined in the Forbearance Agreement), interest on the outstanding principal balance outstanding under the Existing Credit Facilities shall accrue at the Bank's Base Rate plus two and three-quarters percent (2.75%).

         3.4 DEFAULT INTEREST RATE. As of the Agreement Effective Date, and notwithstanding any provision of the Existing Loan Documents or the Forbearance Agreement to the contrary, upon and at all times following the occurrence of an Event of Default under the Forbearance Agreement, including following the entry of any judgment against the Borrowers or any other member of the ECC Group, interest on the outstanding principal balance outstanding under the Existing Credit Facilities shall accrue at the Bank's Base Rate plus five percent (5%).

         3.5 LETTERS OF CREDIT; CASH COLLATERAL. As to any letter of credit issued for the account of Simulation in connection with lease payments due for Simulation's leased space in England (the "England L/C"), for which Simulation maintains pound sterling cash collateral with the Bank to secure such letter of credit, upon termination of such letter of credit and the return of the same to the Bank, such cash collateral shall be converted by the Bank to US dollars and applied by the Bank to permanently reduce the Obligations. Such payment shall be in addition to all other payments required hereunder.

         3.6 AMENDED AND RESTATED FIXED CHARGE COVENANT. Section P.13 of the Existing ECCI Loan Agreement and Section M.13 of the Existing Simulation Loan Agreement shall remain in full force and effect but the Bank shall forbear from declaring an Event of Default on account of any violation of Section P.13 of the Existing ECCI Loan Agreement or Section M.13 of the Existing Simulation Loan Agreement if each of ECCI and Simulation meet minimum Fixed Charge Covenants as follows:

         "Fixed Charge Covenant. As of each of the following designated dates and for each of the designated time periods, permit the Fixed Charge Ratio to be less than the value corresponding to such date as follows:

              October 30, 1998          [6.2] to 1.00              monthly
              November 30, 1998        [1.36] to 1.00              monthly
              December 31, 1998         2.43  to 1.00              monthly
              March 31, 1999            1.20  to 1.00            quarterly
              June 30, 1999             3.54  to 1.00            quarterly
              September 30, 1999        3.75  to 1.00            quarterly

         As used herein, "Fixed Charge Ratio" means, as of any date, the ratio of (i) Consolidated net income (excluding non-recurring charges) PLUS depreciation, interest expense and taxes (or minus any tax benefit) for the applicable period ending on such date, to (ii) Fixed Charges of the Borrower and all Consolidated Persons for such period, and "Fixed Charges" means the sum of dividends, payments on capital leases, interest expense and principal payments ("Principal on Long Term Debt") on indebtedness for borrowed money which matures more than one year from the date of such principal payment."

         ECCI and Simulation, respectively, will report to the Bank the minimum Fixed Charge Covenants specified in this Section monthly or quarterly, as applicable, by the date on which ECCI and Simulation make their other reports to the Bank. All reports shall be certified to be true, correct and complete by the chief financial officer of ECCI and Simulation respectively.


                ARTICLE IV - AMENDMENTS TO FORBEARANCE AGREEMENT

         4.1 Section 3.3 of the Forbearance Agreement is deleted in its entirety.

         4.2 Section 3.4 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

                  MINIMUM DAILY AVAILABLE CASH BALANCES IN OPERATING ACCOUNT. The Borrowers shall maintain minimum consolidated available cash balances (not to include cash collateral) in bank accounts at the Bank: (i) prior to the application to the Obligations of not less than $1,500,000 of tax refunds owed to the Borrower, $2,000,000 and (ii) thereafter, $1,000,000 (provided, however that in the event that the Bank fails to deposit in the ECC Group's bank accounts tax refunds received by the Bank in excess of $1,500,000, and such failure to deposit such refunds results in a violation of this Section 3.4, then no event of default shall be deemed to exist as a result of the ECC Group's failure to comply with this Section 3.4).

         4.3 Section 3.9 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

                  (a) FEDERAL TAX REFUND PROCEDURE. Within five (5) Business Days of the Forbearance Effective Date, the ECC Group will execute and deliver an original assignment of United States Tax refunds together with powers of attorney and other assignment documents as provided by the Bank (collectively, the "Tax Refund Assignment Documents"). On or before January 29, 1999, the ECC Group will finalize and provide to the Bank for filing simultaneously with the Tax Refund Assignment Documents the ECC Group's federal tax return. This provision shall survive termination of the Forbearance Agreement unless the termination is due to payment in full to the Bank of all Obligations on or before October 12, 1999. Upon payment in full to the Bank of all Obligations on or before October 12, 1999, this Section shall terminate and the Bank will return the Tax Refund Assignments to ECCI within five (5) Business Days.

                  (b) PAYMENTS FROM FEDERAL TAX REFUNDS. Upon the Bank's receipt of any and all tax refunds with respect to the ECC Group (or upon any ECC Group member's receipt of the same, in which case such ECC Group member shall immediately turn over such amount to the Bank), the first $1,500,000 of such tax refunds shall be applied at the sole and absolute discretion of the Bank to permanently reduce the Obligations and all additional amounts shall be deposited in the ECC Group's accounts at the Bank and may be used for general working capital purposes; provided, however, that after an Event of Default hereunder, all tax refunds shall be applied to permanently reduce the Obligations.

         4.4 Article III of the Forbearance Agreement is hereby supplemented by adding the following Sections 3.10 through 3.14.

                  3.10 MONTHLY PAYMENTS. The ECC Group shall pay to the Bank, on the 1st day of each month, commencing February 1, 1999, through and including October 1, 1999, $100,000, which amount shall be applied by the Bank in its sole and absolute discretion to permanently reduce the Obligations, plus all accrued and unpaid interest with respect to the Obligations.

                  3.11 LIQUIDITY RATIO. ECCI, on a consolidated basis, shall maintain a ratio of cash, cash equivalents, and accounts receivable (billed only) to current liabilities (including all Obligations of the ECC Group to the Bank) of not less than 0.30:1.00 as of each calendar month-end.

                  3.12 LIABILITIES TO EQUITY. ECCI, on a consolidated basis, shall maintain a ratio of liabilities to shareholders' equity of not more than 1.1:1.0 as of each calendar month-end.

                  3.13 TANGIBLE STOCKHOLDERS' EQUITY. ECCI, on a consolidated basis, shall maintain a Tangible Stockholders' Equity of not less than: (i) $28,750,000 as of each calendar month-end through and including March 31, 1999; (ii) $28,000,000 as of
                           April 30, 1999 and May 31, 1999; (iii) $28,750,000 as
                           of June 30, 1999, July 31, 1999 and August 31, 1999;
                           and (iv) $29,750,000 as of September 30, 1999.
                           "Tangible Stockholders Equity" shall mean, at any time, ECCI's aggregate stockholders' equity (on a consolidated basis), less all intangible assets of ECCI (on a consolidated basis), including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or affiliates and any amount reflected as treasury stock.

                  3.14 NON-RECURRING CHARGES. All remaining non-recurring charges of ECCI, which consist only of charges associated with the closing of the Wayne office and the winddown of the UK operations (Simulation) for the period of January 1, 1999 through June 30, 1999 shall: (i) be recognized on or before June 30, 1999; and (ii) not exceed $3,300,000.

         4.5 Section 7.3 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

                  DEFAULTS IN OTHER MATERIAL AGREEMENTS. There shall occur any default under, or as defined in, any other material agreement or the Lockheed Martin Agreements (whether or not such Agreements are deemed material) applicable to the ECC Group or by which the ECC Group is bound which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law. For purposes hereof, the "Lockheed Martin Agreements" shall mean: (i) that certain Novation Agreement, dated December 10, 1998 between Lockheed Martin ASIC ("Lockheed Martin") and Simulation; (ii) that certain Settlement Agreement, dated December 10, 1998 between Lockheed Martin and Simulation; and (iii) that certain letter dated December 10, 1998 by ECCI to Lockheed Martin pursuant to which ECCI executed a payment guarantee in favor of Lockheed Martin.


                        ARTICLE V - CONDITIONS PRECEDENT

                  The effectiveness of this Agreement and the Bank's obligations hereunder are conditioned upon the fulfillment by the ECC Group of all of the following conditions precedent:

         5.1 DOCUMENTS TO BE DELIVERED TO THE BANK. On the Agreement Effective Date, or on the date otherwise noted below, the ECC Group shall deliver or cause to be delivered to the Bank, in form and substance reasonably mutually satisfactory to the Bank and the ECC Group, the following (collectively, the "Additional Agreement Documents"), which shall be deemed "Additional Forbearance Documents":

                  (a) Such Assignment of Government Contracts as the Bank shall require;

                  (b) an Amendment to the Assignment of Tax Refunds and, on or before three business days after the Agreement Effective Date, such powers of attorney as the Bank shall require;

                  (c) A Certification of Authority executed by the Secretary of each member of the ECC Group, dated as of the date of this Agreement, certifying the incumbency and signature of the officers of the ECC Group executing this Agreement and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary and corporate resolutions for each of the ECC Group, certified by their respective secretaries, authorizing and approving this Agreement and the documents and payments specified in this Article V; and

                  (d)      such other documents as may be required by the Bank.

         5.2 PAYMENT OF BANK'S LEGAL FEES. Within three business days of the Agreement Effective Date, the ECC Group shall pay to the Bank the amount of the Bank's reasonable legal fees and expenses incurred in connection with this Agreement, and all documents executed and negotiations undertaken in connection herewith. Payment may, at the option of the Bank, be accomplished by automatic debit specified in Section 3.7 of the Forbearance Agreement.

         5.3 PAYMENT OF BANK'S COSTS. Within three business days of the Bank requesting payment from the Borrower, the ECC Group shall pay to the Bank the amount of the Bank's reasonable costs incurred in connection with this Agreement and the other Loan Documents, including, without limitation, the Bank's equipment appraisal fees. Payment may, at the option of the Bank, be accomplished by the automatic debit specified in Section 3.7 of the Forbearance Agreement.

         5.4 PERMANENT PAYDOWN. On or before the Agreement Effective Date, the ECC Group shall pay to the Bank $1,100,000, as a permanent paydown of the Existing Credit Facilities to be applied by the Bank in its sole and absolute discretion. The Bank acknowledges that such payment was made by the ECC Group on January 12, 1999.


                   ARTICLE VI - REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to enter into this Agreement and as partial consideration for the terms and conditions contained herein, the ECC Group makes the following representations and warranties to the Bank, each and all of which shall survive the execution and delivery of this Agreement and all of the other documents executed in connection herewith:

         6.1      ORGANIZATION AND LOCATION.

                  (a) The members of the ECC Group are corporations duly incorporated, organized, validly existing and in good standing under the laws of their respective states or countries of incorporation, and are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary, and have the corporate power to own their respective properties and to carry on their respective businesses as now conducted;

                  (b) The members of the ECC Group have the requisite corporate power and authority to deliver and perform this Agreement and all of the documents executed by them in connection herewith; and

                  (c) Every fictitious name, trade name, division or style under which the ECC Group conducts any business has been previously disclosed to the Bank in writing together with the names of each and every jurisdiction in which the same are utilized.

         6.2 AUTHORIZATION; VALID AND BINDING AGREEMENT. All corporate action required to be taken by the ECC Group and their respective officers, directors and stockholders and all actions required to be taken by the principals of the ECC Group for the authorization, execution, delivery and performance of this Agreement and other documents contemplated hereby have been taken. Each person executing this Agreement on behalf of any member of the ECC Group is an authorized officer of such member. This Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

         6.3 LOCATION OF ASSETS OF ECC GROUP. The locations of all of the ECC Group's inventory, equipment, warehouses, sales offices, main offices, and product distribution centers have been previously disclosed in writing to the Bank. All of the real property owned by the ECC Group has been previously disclosed in writing to the Bank.

         6.4 COMPLIANCE WITH LAWS. Each of the members of the ECC Group is in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

         6.5 NO CONFLICT; GOVERNMENT APPROVALS. The execution, delivery and performance by the ECC Group of this Agreement and the other documents executed in connection herewith will not:

                  (a) conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

                  (b) conflict with or result in the breach of any provision of their respective Articles of Incorporation, operating agreements, charters, and/or by-laws. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by the ECC Group for the due execution, delivery and performance of this Agreement.

         6.6 THIRD PARTY CONSENTS. The execution, delivery and performance by the ECC Group of this Agreement and the documents related hereto will not:

                  (a) require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Agreement;

                  (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

                  (c) result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Bank or the liens or security interests disclosed to the Bank in the Loan Documents.

         6.7      FINANCIAL STATEMENTS; REPORTING.

                  (a) Except as otherwise disclosed in writing to the Bank prior to the Agreement Effective Date, all balance sheets, reports, budgets, reconciliations, accounts receivable reports, and other financial information supplied to the Bank by the ECC Group with respect to the ECC Group have been prepared in conformity with GAAP, and present fairly the financial condition and results of operations for the period covered thereby of the ECC Group. Since November 30, 1998, there has been no material adverse change in the financial condition or results of operation except as disclosed to the Bank in writing prior to the Agreement Effective Date.

                  (b) The ECC Group does not know of any facts, other than those already disclosed in writing to the Bank, that materially adversely affect or in so far as can be foreseen, will materially adversely affect their ability to perform their respective obligations under this Agreement and other Loan Documents.

         6.8 EXCLUSIVE AND FIRST PRIORITY PERFECTED LIEN. The Bank has, as of the date of this Agreement, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected liens upon and security interests in all of the Collateral to secure the payment and performance of all of the Obligations. Without limiting the foregoing, the ECC Group shall take all steps that the Bank shall deem necessary to obtain all required consents to the assignment by the ECC Group of the right to payment on all U.S. government contracts to the Bank.

         6.9 NO UNTRUE OR MISLEADING STATEMENTS. Neither this Agreement nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

         6.10 NO EVENTS OF DEFAULT. Other than the Existing Events of Default, no default(s) or Event(s) of Default has/have occurred as of the date hereof under any of the Loan Documents.


                           ARTICLE VII - MISCELLANEOUS

         7.1 CONTINUING EFFECT. Except as amended hereby, all terms and conditions contained in the Loan Documents including without limitation, all confessions of judgment and jury trial waivers, shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

         7.2 COOPERATION; OTHER DOCUMENTS. At all times following the execution of this Agreement, the ECC Group shall execute and deliver to the Bank, or shall cause to be executed and delivered to the Bank, and shall do or cause to be done all such other acts and things as the Bank may reasonably deem to be necessary or desirable to assure the

Bank of the benefit of this Agreement and the documents comprising or relating to this Agreement.

         7.3 REMEDIES CUMULATIVE; NO WAIVER. The rights, powers and remedies of the Bank in this Agreement and in the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or equity and no failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         7.4 RELEASE. The ECC Group, on behalf of themselves, and all persons and entities claiming by, through, or under any one or more of them, hereby release, waive and forever discharge the Bank, and all of the Bank's officers, directors, attorneys, agents, affiliates, and successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of actions, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and any claims for avoidance or other remedies available to a debtor, its estate or any trustee or representatives thereof, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which the ECC Group had or now have, claim to have had, now claim to have or hereafter can, shall or may claim to have against the Bank, for or by reason of any cause, matter, or thing whatsoever arising from the beginning of the world through the date hereof, including any claims based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans made to the Borrower prior to the Agreement Effective Date. This provision shall survive any termination of this Agreement, the Forbearance Agreement and/or the Existing Loan Documents.

         7.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the ECC Group contained in the Forbearance Agreement, this Agreement and in all other documents and instruments executed in connection herewith or otherwise relating to the Forbearance Agreement or this Agreement shall survive the execution of this Agreement and are material and have been or will be relied upon by the Bank, notwithstanding any investigation made by any person, entity or organization on the Bank's behalf. No implied representations or warranties are created or arise as a result of this Agreement or the documents comprising or relating to this Agreement. For purposes of the foregoing, all statements in any certificate required by the Forbearance Agreement to be delivered to the Bank on or after the execution of the Forbearance Agreement by or on behalf of the ECC Group pursuant to and in accordance with the Forbearance Agreement shall be deemed to be representations and warranties contained in this Agreement.

         7.6 HEADINGS. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

         7.7 GOVERNING LAW. This Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

         7.8 INTEGRATION. This Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Agreement, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         7.9 AMENDMENT AND WAIVER. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

         7.10     SUCCESSORS AND ASSIGNS. This Agreement and the other Loan
Documents: (i) shall be binding upon the Bank, the Borrowers, and the Guarantors and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Bank and the ECC Group; provided, however, that neither the Borrowers nor any of the Guarantors may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Bank, and any such assignment or attempted assignment shall be void and of no effect with respect to the Bank.

         7.11 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         7.12 CONFLICTING PROVISIONS. To the extent that any of the terms in this Agreement contradict any of the terms contained in any of the Loan Documents, the terms of this Agreement shall control.

         7.13 JOINT AND SEVERAL LIABILITY. The obligations and liabilities of the Borrowers and the Guarantors hereunder are joint and several.

         7.14 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature pages hereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Agreement to be executed as of the date first above written.



                                             FIRST UNION NATIONAL BANK



                                             By: /s/ Patricia A. Barford
                                                 -------------------------------
                                                 Name: Patricia A. Barford
                                                 Title: Vice President



ATTEST:                                      ECC INTERNATIONAL CORP.


/s/ Theodore Baumgardner                     By: /s/ James C. Garrett
-----------------------------                    -------------------------------
                                                 Name: James C. Garrett
                                                 Title: President


ATTEST:                                      ECC SIMULATION LIMITED


/s/ Theodore Baumgardner                     By: /s/ James C. Garrett
-----------------------------                    -------------------------------
                                                 Name: James C. Garrett
                                                 Title: President


ATTEST:                                      ECC INTERNATIONAL, INC.


/s/ Theodore Baumgardner                     By: /s/ James C. Garrett
-----------------------------                    -------------------------------
                                                 Name: James C. Garrett
                                                 Title: President


ATTEST:                                      EDUCATIONAL COMPUTER
                                             CORPORATION INTERNATIONAL


/s/ Theodore Baumgardner                     By: /s/ James C. Garrett
-----------------------------                    -------------------------------
                                                 Name: James C. Garrett
                                                 Title: President